As filed with the Securities and Exchange Commission on July 11, 2023

Registration No. 333-272006

Registration No. 333-270185

Registration No. 333-266334

Registration No. 333-262995

Registration No. 333-260917

Registration No. 333-253896

Registration No. 333-238065

Registration No. 333-236720

Registration No. 333-234404

Registration No. 333-229982

Registration No. 333-223537

Registration No. 333-219656

Registration No. 333-211916

Registration No. 333-208893

Registration No. 333-202438

Registration No. 333-193694

Registration No. 333-191767

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-8 REGISTRATION STATEMENT NO. 333-272006

FORM S-8 REGISTRATION STATEMENT NO. 333-270185

FORM S-8 REGISTRATION STATEMENT NO. 333-266334

FORM S-8 REGISTRATION STATEMENT NO. 333-262995

FORM S-8 REGISTRATION STATEMENT NO. 333-260917

FORM S-8 REGISTRATION STATEMENT NO. 333-253896

FORM S-8 REGISTRATION STATEMENT NO. 333-238065

FORM S-8 REGISTRATION STATEMENT NO. 333-236720

FORM S-8 REGISTRATION STATEMENT NO. 333-234404

FORM S-8 REGISTRATION STATEMENT NO. 333-229982

FORM S-8 REGISTRATION STATEMENT NO. 333-223537

FORM S-8 REGISTRATION STATEMENT NO. 333-219656

FORM S-8 REGISTRATION STATEMENT NO. 333-211916

FORM S-8 REGISTRATION STATEMENT NO. 333-208893

FORM S-8 REGISTRATION STATEMENT NO. 333-202438

FORM S-8 REGISTRATION STATEMENT NO. 333-193694

FORM S-8 REGISTRATION STATEMENT NO. 333-191767

UNDER

THE SECURITIES ACT OF 1933

IVERIC bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8185347
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8 Sylvan Way Parsippany, NJ
07054
(Address of Principal Executive Offices)	(Zip Code)

2023 Stock Incentive Plan

2019 Inducement Stock Incentive Plan, as amended

2013 Stock Incentive Plan, as amended

2016 Employee Stock Purchase Plan

Inducement Stock Option Grants

Amended and Restated 2007 Stock Incentive Plan, as amended

(Full title of the plans)

Catherine Levitt

General Counsel

Astellas Pharma US, Inc.

2375 Waterview Drive

Northbrook, IL 60062-6111

(800) 727-7003

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Jonn Beeson Ben Chouka Jones Day 3161 Michelson Drive, Suite 800 Irvine, CA 92612 (949) 851-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (the “Registration Statements”) filed by IVERIC bio, Inc. (“IVERIC” or the “Company”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-272006, filed with the SEC on May 17, 2023, relating to the registration of 19,259,019 shares of common stock, $0.001 par value per share (“Shares”) of the Company under the Company’s 2023 Stock Incentive Plan;
•	Registration Statement No. 333-270185, filed with the SEC on March 1, 2023, relating to the registration of (i) 2,542,372 Shares under the Company’s 2013 Stock Incentive Plan, as amended and (ii) 2,000,000 Shares under the Company’s 2019 Inducement Stock Incentive Plan, as amended;
•	Registration Statement No. 333-266334, filed with the SEC on July 26, 2022, relating to the registration of 1,000,000 Shares under the Company’s 2019 Inducement Stock Incentive Plan, as amended;
•	Registration Statement No. 333-262995, filed with the SEC on February 24, 2022, relating to the registration of (i) 2,542,372 Shares under the Company’s 2013 Stock Incentive Plan, as amended and (ii) 1,000,000 Shares under the Company’s 2019 Inducement Stock Incentive Plan, as amended;
•	Registration Statement No. 333-260917, filed with the SEC on November 9, 2021, relating to the registration of 1,000,000 Shares under the Company’s 2019 Inducement Stock Incentive Plan, as amended;
•	Registration Statement No. 333-253896, filed with the SEC on March 5, 2021, relating to the registration of (i) 2,542,372 Shares under the Company’s 2013 Stock Incentive Plan, as amended and (ii) 600,000 Shares under the Company’s 2019 Inducement Stock Incentive Plan, as amended;
•	Registration Statement No. 333-238065, filed with the SEC on May 7, 2020, relating to the registration of 1,000,000 Shares under the Company’s 2019 Inducement Stock Incentive Plan, as amended;
•	Registration Statement No. 333-236720, filed with the SEC on February 27, 2020, relating to the registration of 1,985,082 Shares under the Company’s 2013 Stock Incentive Plan, as amended;
•	Registration Statement No. 333-234404, filed with the SEC on October 31, 2019, relating to the registration of 1,000,000 Shares under the Company’s 2019 Inducement Stock Incentive Plan;
•	Registration Statement No. 333-229982, filed with the SEC on March 1, 2019, relating to the registration of 1,655,887 Shares under the Company’s 2013 Stock Incentive Plan, as amended;
•	Registration Statement No. 333-223537, filed with the SEC on March 9, 2018, relating to the registration of 1,444,411 Shares under the Company’s 2013 Stock Incentive Plan;
•	Registration Statement No. 333-219656, filed with the SEC on August 3, 2017, relating to the registration of 1,429,394 Shares under the Company’s 2013 Stock Incentive Plan;
•	Registration Statement No. 333-211916, filed with the SEC on June 8, 2016, relating to the registration of 1,000,000 Shares under the Company’s 2016 Employee Stock Purchase Plan;
•	Registration Statement No. 333-208893, filed with the SEC on January 6, 2016, relating to the registration of (i) 1,407,799 Shares under the Company’s 2013 Stock Incentive Plan and (ii) 120,000 Shares under an inducement stock option grant;
•	Registration Statement No. 333-202438, filed with the SEC on March 2, 2015, relating to the registration of (i) 1,359,781 Shares under the Company’s 2013 Stock Incentive Plan and (ii) 350,000 Shares under an inducement stock option grant;
•	Registration Statement No. 333-193694, filed with the SEC on January 31, 2014, relating to the registration of 1,256,528 Shares under the Company’s 2013 Stock Incentive Plan; and
•	Registration Statement No. 333-191767, filed with the SEC on October 16, 2013, relating to the registration of (i) 739,317 Shares under the Company’s 2013 Stock Incentive Plan and (ii) 2,620,324 Shares under the Company’s Amended and Restated 2007 Stock Incentive Plan, as amended.

On July 11, 2023, Berry Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Astellas US Holding, Inc., a Delaware corporation (“Parent”), completed its merger (the “Merger”) with and into IVERIC pursuant to the terms of the Agreement and Plan of Merger, dated April 28, 2023 (the “Merger Agreement”), by and among Parent, Merger Sub, IVERIC, and solely as provided by Section 8.10(b) of the Merger Agreement, Astellas Pharma Inc., a company organized under the laws of Japan. IVERIC was the surviving corporation in the Merger and, as a result, is now a wholly owned subsidiary of Parent.

As a result of the Merger, IVERIC has terminated all offerings and sales of securities pursuant to the Registration Statements. In accordance with an undertaking made by IVERIC in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance under the Registration Statements that remain unsold at the termination of such offerings, IVERIC hereby removes from registration all of such securities registered but remaining unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey, on July 11, 2023.

IVERIC bio, Inc.

By:	/s/ Mark Reisenauer
Name:	Mark Reisenauer
Title:	President, Secretary and Treasurer

No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933.